UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

BAKKT HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT– SUBJECT TO COMPLETION

10000 Avalon Boulevard, Suite 1000

Alpharetta, Georgia 30009

[    ], 2025

Dear Fellow Stockholders:

You are cordially invited to attend a special meeting (together with any adjournment, postponement or other delay thereof, the “Special Meeting”) of the stockholders of Bakkt Holdings, Inc. (the “Company,” “Bakkt,” or “we”), which will be held virtually via live webcast at [    ] Eastern Time on [    ], 2025, at www.virtualshareholdermeeting.com/BKKT2025SM2.

The Notice of Special Meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting.

The principal catalyst for calling this Special Meeting is to request approval of a one-time grant of options (the “Options”) to select members of management to purchase up to 7,450,000 shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), which would further align management’s interests with our stockholders’ interests to support long-term value creation.

Your vote is very important regardless of the number of shares of Common Stock that you own. Whether or not you expect to attend the Special Meeting, please vote your shares by internet, by telephone, or by signing, dating and returning the accompanying proxy card in the enclosed postage-paid envelope so that your shares may be represented at the Special Meeting. Returning your proxy card or voting electronically does not deprive you of your right to attend the Special Meeting and to vote your shares at the Special Meeting.

Thank you for your cooperation and continued support.

Sincerely,

Sean Collins
Chairman of the Board of Directors
[ ], 2025

10000 Avalon Boulevard, Suite 1000

Alpharetta, Georgia 30009

[    ], 2025

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on [    ], 2025

To the Stockholders of Bakkt Holdings, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting (together with any adjournment, postponement or other delay thereof, the “Special Meeting”) of the stockholders of Bakkt Holdings, Inc., a Delaware corporation (the “Company,” “Bakkt,” “we,” “us” or “our”), will be held virtually via live webcast at [    ] Eastern Time on [    ], 2025, at www.virtualshareholdermeeting.com/BKKT2025SM2 for the following purposes:

•

Proposal 1: Approval of the Options Proposal. To consider and vote upon a proposal to approve the one-time grant of Options to select members of management to purchase up to 7,450,000 shares of Class A Common Stock (such proposal, the “Options Proposal”), which would further align management’s interests with our stockholders’ interests to support long-term value creation; and

•

Proposal 2: Approval of the Adjournment Proposal. To consider and vote upon a proposal for an adjournment of the Special Meeting, if necessary or appropriate in the view of our Board, including but not limited to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Options Proposal (such proposal, the “Adjournment Proposal”).

The Company’s Board of Directors (the “Board”) unanimously recommends that the stockholders vote “FOR” each of the Options Proposal and the Adjournment Proposal.

The Board has fixed the close of business on [     ], 2025 as the record date for determining stockholders entitled to notice of and to vote at the Special Meeting. Therefore, each outstanding share of Common Stock entitles the holder of record of such share at the close of business on [    ], 2025 to receive notice of, and to vote at, the Special Meeting.

The accompanying proxy is solicited by the Board and the accompanying proxy statement provides a detailed description of the Options Proposal and the Adjournment Proposal. We urge you to read the accompanying proxy statement, including any annexes.

All stockholders as of the record date, or their duly appointed proxies, may virtually attend the Special Meeting.

Enclosed are our proxy statement and a proxy card. Your vote is very important. Whether or not you expect to attend the Special Meeting, we urge you to vote your shares by internet, telephone, or by signing, dating and returning the proxy card included in these materials as promptly as possible to ensure your representation at the Special Meeting. If you choose to attend the Special Meeting, you may still vote your shares virtually at the Special Meeting, even if you have previously voted or returned your proxy by any of the methods described in our proxy statement. If your shares are held in street name in a bank or brokerage account, please refer to the materials provided by your bank, broker or other nominee for voting instructions.

By Order of the Board of Directors,

Sean Collins
Chairman of the Board of Directors
[ ], 2025

-i-

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Unless the context otherwise requires, all references to “Bakkt,” “we,” “us,” “our,” or the “Company” in this proxy statement and related materials refer to Bakkt Holdings, Inc. and its subsidiaries.

This proxy statement contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. You can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” the negative of such terms, and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to our business. Forward-looking statements in this proxy statement may include, for example, statements about the potential impacts, benefits and risks associated with the Options Proposal. These forward-looking statements are based on information available as of the date of this proxy statement and management’s current expectations, forecasts and assumptions, and involve a number of judgments, known and/or unknown risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

•	our ability to continue as a going concern;

•	our ability to grow and manage growth profitably;

•	the possibility that we may be unable to execute on the commercial agreement with Distributed Technologies Research Global Ltd. (“DTR”);

•	whether we will be able to successfully integrate our operations with those of DTR, including its infrastructure, and achieve the expected benefits therefrom;

•	the regulatory environment for crypto currencies and digital stablecoin payments;

•	changes in our business strategy;

•

the adoption of our updated investment policy (“Investment Policy”) and related treasury strategy, including our ability to successfully consummate acquisitions, integrate or manage investments in potential acquisition targets, including MarushoHotta Co.;

•	the price of digital assets, including Bitcoin;

•

risks associated with owning digital assets, including Bitcoin, including price volatility, limited liquidity and trading volumes, relative anonymity, potential widespread susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges and other risks inherent in its entirely electronic, virtual, form and decentralized network;

•	the fluctuation of our operating results, including because we may be required to account for our digital assets at fair value;

•	our ability to time the price of our purchase of digital assets pursuant to our strategy;

•	the impact of the market value of digital assets on our ability to satisfy our financial obligations, including any debt financings;

•	unrealized fair value gains on our digital asset holdings subjecting us to the corporate alternative minimum tax;

•

legal, commercial, regulatory and technical uncertainty regarding digital assets and enhanced regulatory oversight of companies holding digital assets including the possibility that regulators reclassify any digital assets we hold, including Bitcoin, as a security causing us to be in violation of securities laws and be classified as an “investment company” under the Investment Company Act of 1940;

•	competition by other Bitcoin treasury companies and the availability of spot-traded products for Bitcoin;

•	enhanced regulatory oversight as a result of our Investment Policy and related treasury strategy;

•

the possibility of experiencing greater fraud, security failures or operational problems on digital asset trading venues compared to trading venues for more established asset classes, and any malfunction, breakdown or abandonment of the underlying blockchain protocols, or other technological difficulties, may prevent access to or use of such digital assets;

•	the concentration of our expected digital asset holdings relative to non-digital assets;

•

the inability to use our digital asset holdings as a source of liquidity to the same extent as cash and cash equivalents, due to, for example, risks associated with digital assets and other risks inherent to its entirely electronic, virtual form and decentralized network;

•	us or a third-party service provider experiencing a security breach or cyber-attack where unauthorized parties obtain access to our digital assets;

•	the loss of access to or theft or data loss of our digital assets, which could be unrecoverable due to the immutable nature of blockchain transactions;

•

if we elect to hold our digital assets through a third-party custodian, the loss of direct control over our digital assets and dependence on the custodian’s security practices and operational integrity which may lead to the loss of our digital assets as a result of the insolvency of the custodian, theft by employees or insiders of the custodian or if the custodian’s security measures are comprised, including as a result of a cyber-attack;

•	us not being subject to the legal and regulatory protections applicable to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers;

•	the non-performance, breach of contract or other violations by counterparties assisting us in effecting our Investment Policy and related treasury strategy;

•	our future capital requirements and sources and uses of cash, including funds to satisfy our liquidity needs;

•	changes in the market in which we compete, including with respect to our competitive landscape, technology evolution or changes in applicable laws or regulations;

•	changes in the markets that we target;

•

volatility and disruptions in the crypto, digital payments and stablecoin markets that subject us to additional risks, including the risk that banks may not provide banking services to us and market sentiments regarding crypto currencies, digital payments and stablecoins;

•	the possibility that we may be adversely affected by other macroeconomic, geopolitical, business, and/or competitive factors;

•	our ability to launch new services and products, including with our expected commercial partners, or to profitably expand into new markets and services;

•	our ability to execute our growth strategies, including identifying and executing acquisitions and divestitures and our initiatives to add new clients;

•	our ability to reach definitive agreements with its expected commercial counterparties;

•	our failure to comply with extensive government regulations, oversight, licensure and appraisals;

•	uncertain and evolving regulatory regime governing blockchain technologies, stablecoins, digital payments and crypto;

•	our ability to establish and maintain effective internal controls and procedures;

•	the exposure to any liability, protracted and costly litigation or reputational damage relating to our data security;

•	the impact of any goodwill or other intangible assets impairments on our operating results;

•	our ability to maintain the listing of our securities on the New York Stock Exchange; and

•

other risks and uncertainties indicated in our filings with the SEC, including our most recent Annual Report on Form 10-K for the year ended December 31, 2024, our quarterly report on Form 10-Q for the quarter ended March 31, 2025, the risks regarding the Company’s adoption of our Investment Policy set forth in Exhibit 99.1 to our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 10, 2025 and our quarterly report on Form 10-Q for the quarter ended June 30, 2025.

Bakkt Holdings, Inc.

10000 Avalon Boulevard, Suite 1000

Alpharetta, Georgia 30009

[    ], 2025

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

To be Held On [ ], 2025, at [    ] Eastern Time

Virtually by Live Webcast at:

www.virtualshareholdermeeting.com/BKKT2025SM2

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR SPECIAL MEETING

Why am I receiving these materials?

The Board of Directors (the “Board”) of Bakkt Holdings, Inc. (the “Company,” “we” or “Bakkt”) is providing these proxy materials to you in connection with the Board’s solicitation of proxies for use at Bakkt’s Special Meeting of Stockholders to be held on [     ], 2025, at [    ] Eastern Time (together with any adjournment, postponement or other delay thereof, the “Special Meeting”), for the purpose of considering and acting upon the matters set forth in this proxy statement. These proxy materials are being distributed to you beginning on [ ], 2025. As a stockholder, you are invited to attend the Special Meeting and are requested to vote on the proposals described in this proxy statement.

The proposals to be voted on at the Special Meeting are:

•

Proposal 1: Approval of the Options Proposal. To consider and vote upon a proposal to approve the one-time grant of options (the “Options”) to select members of management to purchase up to 7,450,000 shares of Class A Common Stock (such proposal, the “Options Proposal”), which would further align management’s interests with our stockholders’ interests to support long-term value creation; and

•

Proposal 2: Approval of the Adjournment Proposal. To consider and vote upon a proposal for an adjournment of the Special Meeting, if necessary or appropriate in the view of our Board, including but not limited to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Options Proposal (such proposal, the “Adjournment Proposal”).

Holders of the Class A Common Stock and the Company’s Class V common stock, par value $0.0001 per share (“Class V Common Stock” and, together with Class A Common Stock, “Common Stock”) will not be entitled to appraisal, dissenters’ or similar rights in connection with these proposals.

What are the Board’s recommendations on how to vote my shares?

The Board unanimously recommends a vote:

•	Proposal 1: “FOR” the approval of the Options Proposal.

•	Proposal 2: “FOR” the approval of the Adjournment Proposal.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own in the event that you are unable to cast your vote directly at the meeting. The person you designate is your “proxy,” and you give the proxy authority to vote your shares at the meeting—according to your instructions—by submitting your voting instructions online, by telephone, or via a physical proxy card. We have designated our Chief Executive Officer, Akshay Naheta, our Chief Financial Officer, Karen Alexander, and our General Counsel and Secretary, Marc D’Annunzio, to serve as proxies for the Special Meeting.

Why is the Company seeking approval of the Options Proposal?

Members of the Company’s management and the Compensation Committee of the Board (the “Compensation Committee”) determined that it was in the best interests of the Company and its stockholders for certain members of management to commit to invest in the Company and strengthen alignment with the Company’s stockholders through stock ownership.

The Board and Compensation Committee believes that this focused approach to obtaining further investment by members of management in the Company and furthering alignment with stockholders is in the best interests of the Company and our stockholders.

What are the consequences if the Options Proposal is not approved?

If the Company is unable to obtain approval of this Options Proposal, the Options will be null and void.

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

This proxy statement and accompanying proxy card, or for shares held in street name (held for your account by a broker or other nominee), voting instruction form, are scheduled to be first sent to stockholders beginning on or about [    ], 2025.

When is the record date for the Special Meeting?

The Board has fixed the record date for the Special Meeting as of the close of business on [    ], 2025.

What shares can I vote?

Each share of our Class A Common Stock issued and outstanding as of the close of business on [     ], 2025, the record date for the Special Meeting, is entitled to vote on all items being considered at the Special Meeting. You may vote all shares owned by you as of the record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares you own through an account with a broker, bank, trustee, or other intermediary, sometimes referred to as owning in “street name.” On the record date, we had [    ] shares of Class A Common Stock issued and outstanding and 7,177,076 shares of Class V Common Stock issued and outstanding.

How many votes am I entitled to per share?

For all matters described in this proxy statement for which your vote is being solicited, each holder of a share of Common Stock is entitled to one vote for such share of Common Stock held by such holder as of the record date.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders beneficially own shares held in “street name” by a broker, bank, trustee, or other nominee rather than holding the shares directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by our mailing agent. As the stockholder of record, you have the right to grant your voting proxy directly to our designated proxies at the Special Meeting. You may vote online or by telephone as described below under the heading “How can I vote my shares without attending the Special Meeting?” You may also vote by mail by following the instructions on your proxy card.

•

Beneficial Owner. If your shares are held in a brokerage account or by another intermediary, you are considered the beneficial owner of shares held in street name, and the proxy materials were forwarded to you by your broker, bank, trustee, or other nominee. As the beneficial owner, you have the right to direct your broker, bank, trustee, or other nominee how to vote your shares, and you are also invited to attend the Special Meeting.

What do I need to do to attend the Special Meeting?

We will be hosting the Special Meeting via live audio webcast only.

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Stockholder of Record. If you were a stockholder of record as of the record date, then you may attend the Special Meeting virtually, and will be able to submit your questions during the meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/BKKT2025SM2. To attend and participate in the Special Meeting, you will need the control number included on your proxy card. The Special Meeting live audio webcast will begin promptly at [    ], Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at [    ], Eastern time, and you should allow ample time for the check-in procedures.

•

Street Name Stockholders. If you were a street name stockholder as of the record date and your voting instruction form indicates that you may vote your shares through the proxyvote.com website, then you may access and participate in the Special Meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, street name stockholders should contact their bank, broker or other nominee and obtain a legal proxy in order to be able to attend and participate in the Special Meeting.

If you do not comply with the procedures outlined above, you may not be admitted to the Special Meeting.

Please let us know if you plan to attend the meeting virtually by indicating your plans when prompted if you vote online or by telephone, or by marking the appropriate box on your proxy card if you vote by mail.

Will the Special Meeting be webcast?

Yes, it will be webcast at www.virtualshareholdermeeting.com/BKKT2025SM2.

How can I vote my shares at the Special Meeting, and what are the deadlines?

Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:

•	by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 pm, Eastern time, on [ ], 2025 (have your proxy card in hand when you visit the website);

•	by toll-free telephone at the phone number listed on your proxy card, 24 hours a day, 7 days a week, until 11:59 pm, Eastern time, on [ ], 2025 (have your proxy card in hand when you call);

•	by completing, signing and mailing your proxy card, which must be received prior to the Special Meeting; or

•	by attending the Special Meeting virtually by www.virtualshareholdermeeting.com/BKKT2025SM2, where you may vote during the meeting (have your proxy card in hand when you visit the website).

Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form or indicates that you may vote your shares through the proxyvote.com website, then you may vote those shares at the Special Meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, you may not vote your shares at the Special Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

What is the deadline for voting my shares?

If you hold shares as a stockholder of record, we must receive your vote before the polls close at the Special Meeting, except that proxies submitted via the Internet, telephone, or by mail must be received by 11:59 p.m. Eastern Time on [    ], 2025.

If you hold shares in street name, please follow the voting instructions provided by your broker, bank or other nominee. You may vote these shares at the Special Meeting only if at the Special Meeting you provide a legal proxy obtained from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

You may change your vote at any time prior to the taking of the vote at the Special Meeting. If you are the stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), or (ii) providing a written notice of revocation to our corporate secretary at Bakkt Holdings, Inc., 10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia 30009, Attn: Secretary, prior to your shares being voted. Attendance at the Special Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided.

Is there a list of stockholders entitled to vote at the Special Meeting?

The names of stockholders of record entitled to vote at the Special Meeting will be available at the Special Meeting and from our corporate secretary for ten days prior to the Special Meeting for any purpose germane to the Special Meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our corporate headquarters at 10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia 30009.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Bakkt or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

How many shares must be present or represented to conduct business at the Special Meeting?

Holders of a majority in voting power of the stock issued and outstanding and entitled to vote as of the record date must be present or represented by proxy, also referred to as a quorum, to hold and transact business at the Special Meeting. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank, trustee, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. Because the Options Proposal and Adjournment Proposal require the approval of the majority of votes cast affirmatively or negatively by the holders of Common Stock, abstentions and “broker non-votes” will have no effect on the outcome of the Options Proposal or Adjournment Proposal. If there is no quorum, the chairperson of the meeting or the holders of a majority of the issued and outstanding shares of stock present at the Special Meeting may adjourn the meeting to another date.

Who will solicit and who will bear the cost of soliciting proxies for the Special Meeting?

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting proxies. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We may also reimburse brokerage firms, banks, trustees, and other nominees for the cost of forwarding proxy materials to beneficial owners.

What vote is required to approve each item?

Required Vote— Options Proposal (Proposal 1). The affirmative vote of the holders of a majority in voting power of the votes cast is necessary to approve the Options Proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.

Required Vote— Adjournment Proposal (Proposal 2). The affirmative vote of the holders of a majority in voting power of the votes cast is necessary to approve the Adjournment Proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.

If the Special Meeting is postponed for any purpose, at any subsequent reconvening of the Special Meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Special Meeting unless you withdraw or revoke your proxy.

Could other matters be decided at the Special Meeting?

No business may be transacted at the Special Meeting except that referred to in the Notice of the Special Meeting, or in a supplemental notice given also in compliance with the provisions of the Company’s By-laws, or such other business as may be germane or supplementary to the business that is stated in the Notice of the Special Meeting or any supplemental notice. The Company does not know of any other matters that may be presented for action at the Special Meeting other than the Options Proposal and the Adjournment Proposal.

What happens if the Special Meeting is postponed?

The Special Meeting may be adjourned or postponed for the purpose of, among other things, soliciting additional proxies. Unless a new record date is fixed, your proxy will still be valid and may be voted at the adjourned or postponed meeting. You will still be able to change your proxy until it is voted.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

Where can I find the voting results of the Special Meeting?

We will announce preliminary voting results at the Special Meeting. We will also disclose voting results in a Current Report on Form 8-K (a “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”)

within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Special Meeting, we will file a Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Form 8-K to publish the final results.

PROPOSAL 1—THE OPTIONS PROPOSAL

On July 28, 2025, we conducted an underwritten public offering pursuant to which we offered and sold an aggregate of 6,753,627 shares of Class A Common Stock and, for certain purchasers, pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 746,373 shares of Class A Common Stock (the “Offering”). In connection with the Offering, members of the Company’s management and the Compensation Committee of the Board (the “Compensation Committee”) determined that it was in the best interests of the Company and its stockholders for certain members of management to similarly have the opportunity to invest in the Company and strengthen alignment with the Company’s stockholders through increased stock ownership. In approving the grant of the Options, the Compensation Committee discussed and considered the Options and the terms thereof in consultation with management and external advisors, including the Company’s independent valuation consultant. Upon review and consideration of the terms of the Options, the Compensation Committee concluded that granting the Options on the terms described herein would be appropriate to strengthen alignment between management’s incentives and the stockholders’ interests.

Accordingly, the Board approved, after Compensation Committee approval and recommendation to the Board to approve, a one-time award of stock options (the “Options”) to select members of management, subject to stockholder approval. The Options are structured as a commitment by the grantee to exercise a predetermined number of Options every quarter for eight quarters (that committed number of Options, the “Committed Options”) at an exercise price per share equal to $10.00, which reflects the fair market value of a share of Class A Common Stock on the date of grant, and which is more than the trading price of our Class A Common Stock as of market close on August 22, 2025, which closing trading price was $8.92 per share. If a grantee does not exercise the Committed Options in any given quarter, then all remaining Options are forfeited. The grantee must personally fund the exercise price to exercise the Committed Options.

To achieve the additional goal of strengthening alignment between management’s incentives and stockholders’ interests, for each quarter in which the grantee purchases shares by exercising the Committed Options, the grantee will be entitled to exercise an additional number of Options for up to one year. Here, grantee may elect to personally fund the exercise price to exercise these Options or may net-settle these Options.

The Board and the Compensation Committee believe that this focused approach to obtaining further investment by members of management in the Company and furthering alignment with stockholders is in the best interests of the Company and our stockholders.

The form of stock option award agreement for the Options is attached as Annex A to this proxy statement, and the following discussion is qualified in its entirety by reference to Annex A.

Material Terms

After deliberation, review and discussion, including with members of management and external advisors, the Board and Compensation Committee approved the grant of Options to purchase 7,450,000 shares of Class A Common Stock, in the aggregate, to 10 select members of management, who were selected based on their membership in the senior management of the Company as well as personal interest in participation in the program. Based on the closing trading price of our Class A Common Stock on the New York Stock Exchange on August 22, 2025, the latest practicable date, of $8.92 per share, the aggregate market value of the shares of Class A Common Stock underlying the Options would be $(8,046,000). No consideration was received by the Company for the granting of the Options.

Plan and Administration

Due to the limited share reserve under the Bakkt Holdings, Inc. 2021 Omnibus Employee Incentive Plan (the “Plan”), the Options were granted outside the Plan and subject to stockholder approval. Notwithstanding the foregoing, the Options will be governed in all respects as if issued under the Plan, except with respect to the Plan’s minimum vesting requirements. Accordingly, the Compensation Committee will administer the Options and have the authority in its sole discretion to, among other actions: construe, interpret and implement the Options; amend the Options in any respect without stockholder approval; and determine the treatment of the Options in the event of a change in control of the Company.

Grant Date and Exercise Price

The Options were granted on July 29, 2025, in connection with the Board’s approval of the Transactions, with an exercise price per share equal to $10.00, which reflects the fair market value of a share of Class A Common Stock on the date of grant and is more than the trading price of our Class A Common Stock as of market close on August 22, 2025, which closing trading price was $8.92 per share.

For purposes of valuing the Options, in accordance with applicable US GAAP and SEC accounting rules and guidance, we have assumed a stock price volatility of 85%, which is based on both historical stock price volatility and benchmarking to guideline companies that align with our go forward pure-play crypto infrastructure strategy. However, it is management’s belief that the Company’s stock price volatility may be lower than the assumed stock price volatility, as the Company’s shift in business strategy to a pure-play crypto infrastructure company and the increased public float for its shares reduces the volatility historically observed in the stock price.

Exercise Schedule

One-eighth of each grantee’s Options will become exercisable each quarter (each, a “Quarterly Tranche”) as follows. The Committed Options will be exercisable over a two-day period in the applicable quarter (the “Exercise Period”), subject to compliance with applicable laws and the Company’s policies; provided that if the Exercise Period for a Quarterly Tranche occurs during a blackout period, then such Exercise Period shall instead be the next quarterly Exercise Period. If a grantee exercises the Committed Option portion of a Quarterly Tranche in this Exercise Period, the remainder of that Quarterly Tranche (the “Optional Exercise Options”) will become exercisable for a period of one year. The Optional Exercise Option portion of any Quarterly Tranche will expire at the end of such one-year period.

Notwithstanding the foregoing exercise schedule, following the first quarter following stockholder approval of the Options, any portion of the Options may be exercised earlier than the applicable quarter (“Early Exercise”), provided that shares of Class A Common Stock acquired on exercise of the Optional Exercise Options will be subject to a lock-up period so that the shares acquired on exercise may not be sold or transferred until the originally-scheduled exercise date (the “Lock-Up Period”).

Manner of Exercise

A grantee must pay the exercise price (and any applicable withholding taxes) in cash as a condition to exercising the Committed Options. In order to exercise the Optional Exercise Options, a grantee may either pay the exercise price (and any applicable withholding taxes) in cash or direct the Company to withhold shares of Class A Common Stock in respect of the exercise price (and any applicable withholding taxes).

Forfeiture; Termination Treatment

If a grantee does not exercise the Committed Option portion of any Quarterly Tranche in the applicable Exercise Period, then the grantee’s remaining Options (in respect of the current Quarterly Tranche and any subsequent Quarterly Tranche) will be forfeited automatically. This forfeiture provision is intended to encourage management’s continued participation and investment in Company growth.

In addition, if a grantee ceases to provide services to the Company, the grantee’s Options will be treated as follows: (1) if the grantee ceases to provide services due to a termination by the Company for cause, all of the grantee’s Options will be forfeited automatically; (2) if the grantee ceases to provide services due to a voluntary termination by the grantee without good reason, any of the grantee’s Options for which the originally-scheduled exercise date has not yet occurred will be forfeited automatically and any of the grantee’s remaining Options will remain exercisable for a period of 90 days following the grantee’s termination; and (3) if the grantee ceases to provide services due to a termination by the Company without cause, by the grantee for good reason or due to the grantee’s death or disability, any of the grantee’s Options for which the originally-scheduled exercise date has not yet occurred will be forfeited automatically and any of the grantee’s remaining Options will remain exercisable for a period of 12 months following the grantee’s termination.

With respect to any shares of Class A Common Stock acquired on Early Exercise, if the grantee ceases to be employed for any reason or no reason, any such shares of Class A Common Stock held by the grantee as a result of Early Exercise will continue to be held by the grantee, subject to the aforementioned restrictions, which will continue to apply to such shares until the end of the Lock-Up Period.

U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of the Options. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a grantee’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular grantee may vary based on individual circumstances.

A grantee will not be subject to tax upon the grant of the Options. Upon exercise of any portion of the Options, an amount equal to the excess of the fair market value of the shares of Class A Common Stock acquired on the date of exercise over the exercise price paid will be taxable to the grantee as ordinary income, and such amount will generally deductible by the Company or one of its subsidiaries. This amount of income will be subject to income tax withholding and employment taxes. A grantee’s basis in the shares of Class A Common Stock received will equal the fair market value of the shares on the date of exercise, and the grantee’s holding period in such shares will begin on the day following the date of exercise. Upon grantee’s sale of a share of Class A Common Stock, the grantee will have a capital gain (or loss), based on the difference between the sale price and the grantee’s basis. The capital gain (or loss) is “long-term” or “short-term” depending on whether the grantee held shares for at least a year prior to the sale.

New Plan Benefits Table

The following table sets forth information regarding the Options received by the persons and groups named below.

Name and Position	Number of Options
Akshay Naheta Chief Executive Officer	5,000,000
Andrew Main Former Co-Chief Executive Officer	[—	]
Karen Alexander Chief Financial Officer	100,000
Marc D’Annunzio General Counsel & Secretary	500,000
Nicholas Baes Chief Operating Officer	200,000
Phillip Lord President, Bakkt International	1,000,000
All Executive Officers	5,800,000
All Non-Employee Directors	–
All Employees who are not Executive Officers	1,650,000

Not Conditioned on Other Amendment Proposals

This Options Proposal is independent of the others and the approval of this Options Proposal is not conditioned upon approval of the Adjournment Proposal or any other proposal.

Effect of Vote in Favor of this Proposal

If this proposal is approved by our stockholders, the individuals listed above will receive the Options to purchase shares of Class A Common Stock.

Effect of Not Obtaining Required Vote for Approval of this Options Proposal

If the Company is unable to obtain approval of this Options Proposal, the Options will be null and void.

Interests of Certain Persons

When you consider the Board’s recommendation to vote in favor of this Options Proposal, you should be aware that our directors and executive officers and existing stockholders may have interests that may be different from, or in addition to, the interests of other of our stockholders. In particular, various directors and executive officers expect to receive the Options if this Options Proposal is approved.

Potential Adverse Effects of the Options Proposal

As of the record date, a total of [    ] shares of Class A Common Stock were issued and outstanding and 7,177,076 shares of Class V Common Stock were issued and outstanding.

Each share of Class A Common Stock is entitled to one vote. Each share of Class V Common Stock is also entitled to one vote. If the Options Proposal is passed, the Options will be convertible into approximately 7,450,000 shares of Class A Common Stock, with each share entitled to one vote. Assuming all Pre-Funded Warrants issued in the Offering are exercised and converted into Class A Common Stock, which we expect to be

the case, if the Options are fully exercised they would collectively represent [    ]% of the outstanding votes of the Company’s Common Stock. As a result, the Options Proposal may have dilutive effect on current stockholders, in that the percentage ownership of the Company held by such other current stockholders will decline as a result of the issuance of such Class A Common Stock upon exercise of the Options. The issuance of such Class A Common Stock will also have a dilutive effect on book value per share and any future earnings per share. This dilution could also cause prevailing market prices for our Class A Common Stock to decline.

Required Vote and Recommendation of the Board for Options Proposal

This Options Proposal must be approved by a majority of the votes cast affirmatively or negatively on such matter. Abstentions and “broker non-votes”, if any, will have no effect on the vote on the Options Proposal.

EVERY VOTE MATTERS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE OPTIONS PROPOSAL.

PROPOSAL 2—THE ADJOURNMENT PROPOSAL

Stockholders are being asked to approve a proposal providing for the adjournment of the Special Meeting if necessary or appropriate in the view of the Board, including but not limited to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Options Proposal.

In this proposal, the Company is asking the Company’s stockholders to authorize one of more of our proxy holders to vote in favor of adjourning the Special Meeting, and any subsequent adjournments, to another time and place. If our stockholders approve this proposal, one or more of our proxy holders can adjourn the Special Meeting and any adjourned session of the Special Meeting, including to allow for additional time to solicit additional proxies or to allow for solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat the Options Proposal, we could adjourn the Special Meeting without a vote on such proposal and seek to convince our stockholders to change their votes in favor of such proposal.

If it is necessary to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required and Recommendation of the Board for Adjournment Proposal

This Adjournment Proposal must be approved by a majority of the votes cast affirmatively or negatively on such matter. Abstentions and “broker non-votes”, if any, will have no effect on the vote on the Adjournment Proposal.

EVERY VOTE MATTERS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

GENERAL MATTERS

Stockholders Sharing an Address / Household

Only one copy of this Proxy Statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders.

We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of this Proxy Statement was delivered. To receive a separate copy of this Proxy Statement, or to receive separate copies in the future, or if two stockholders sharing an address have received two copies of any of these documents and desire to only receive one, you may please contact our mailing agent, Broadridge, either by calling (800) 579-1639, via the Internet at http://www.proxyvote.com, or via email at sendmaterial@proxyvote.com.

Stockholder Proposals and Nominations for the 2026 Annual Meeting

If a stockholder would like us to consider including a proposal in our proxy statement for our 2026 annual meeting of stockholders (the “2026 Annual Meeting”) pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before December 29, 2025. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Bakkt Holdings, Inc.

Attention: Corporate Secretary

10000 Avalon Boulevard, Suite 1000

Alpharetta, Georgia 30009

Our By-Laws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2026 Annual Meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our By-Laws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:

•	no earlier than February 17, 2026, and

•	no later than March 19, 2026.

In the event that we hold our 2026 Annual Meeting more than 30 days before, or more than 70 days following, the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:

•	no earlier than the 120th day prior to the day of our 2026 Annual Meeting, and

•	no later than the later of (x) the 90th day before the meeting or (y) the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.

In addition to satisfying the foregoing requirements under our By-Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with all applicable requirements of Rule 14a-19 under the Exchange Act. The advance notice requirement under Rule 14a-19 does not override or supersede the longer advance notice requirement under our By-Laws.

Pursuant to Rule 14a-19, stockholders who intend to solicit proxies in support of director nominees (other than our nominees) in connection with our 2026 Annual Meeting must provide the information required by Rule 14a-19 no later than April 18, 2026. However, if the date of next year’s annual meeting is more than 30 days before or more than 30 days after June 17, 2026, then we must receive your notice by the close of business on the later of the 60th day prior to such meeting or the 10th day following the day in which the public announcement of the date of such meeting is first made.

You are also advised to review our By-Laws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.

Availability of By-Laws

A copy of our By-Laws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive office for a copy of the relevant By-Law provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. Additionally, you may access our filings with the SEC through our website at https://investors.bakkt.com/financials/sec-filings. The information on our website or any other website referenced in this proxy statement is not part of this proxy statement.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC. Requests for such copies should be directed to:

Investor Relations

Bakkt Holdings, Inc. 10000 Avalon Boulevard, Suite 1000

Alpharetta, Georgia 30009

Telephone number: (678) 534-5849

If you would like to request documents from the Company, please do so at least 10 business days before the date of the Special Meeting in order to receive timely delivery of those documents prior to the Special Meeting.

You should rely only on the information contained in this proxy statement and the annexes attached hereto to vote your shares at the Special Meeting. We have not authorized anyone to provide you with information that is different from that contained in this proxy statement or such annexes.

This proxy statement is dated [ ], 2025. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Other Matters

As of the date hereof, the Company does not know of any other matters that may be presented for action at the Special Meeting other than the Options Proposal and the Adjournment Proposal.

By Order of the Board of Directors,

Sean Collins
Chairman of the Board of Directors
[ ], 2025

ANNEX A

Form Option Award Agreement

BAKKT HOLDINGS, INC.

STOCK OPTION AWARD AGREEMENT

NOTICE OF STOCK OPTION GRANT

Unless otherwise defined herein, the terms defined in the Bakkt Holdings, Inc. 2021 Omnibus Employee Incentive Plan (the “Plan”) will have the same meanings in this Stock Option Award Agreement which includes the Notice of Stock Option Grant (the “Notice of Grant”), the Terms and Conditions of Stock Option Grant, attached hereto as Exhibit A, and all other exhibits, appendices, and addenda attached hereto (the “Award Agreement”). This Award Agreement and the Options granted hereunder are subject to approval of the Options by the shareholders of the Company, and if such shareholder approval is not obtained, this Award Agreement and the Options granted hereunder shall be null and void.

Grantee Name:	[●]

The undersigned Grantee has been granted an Award of stock options (“Options”) to purchase, on or prior to the earlier of the Expiration Date and the Forfeiture Date specified below, all or part of the number of shares of Common Stock, par value $0.0001 per share, of the Company specified below at the Option Exercise Price per share specified below, subject to the terms and conditions of this Award Agreement, as follows:

Total Number of Options:
Number of Mandatory Exercise Options:
Number of Optional Exercise Options:
Option Exercise Price per Share:
Date of Grant:

Exercise Schedule:

1/8 of each of the Mandatory Exercise Options and the Optional Exercise Options, rounded down to the nearest whole number of options (with the remaining options comprising the final Quarterly Tranche) shall become exercisable each quarter (each, a “Quarterly Tranche”) as follows:

•

Mandatory Exercise Options: [20%][10%] of each Quarterly Tranche (i.e., the portion representing the Mandatory Exercise Option) shall be exercisable over a two day period commencing on the first trading day after the applicable quarterly blackout period ends in accordance with the Company’s Insider Trading Policy, as in place and updated from time to time, beginning with the first such quarterly trading window following the date on which the Company’s shareholders approve the Options (each, a “Mandatory Exercise Period”), subject to compliance with insider trading laws and Company policies (that may be in place or as may be updated from time to time); provided, that if the Mandatory Exercise Period for a Quarterly Tranche occurs during a blackout period that is otherwise in effect in respect of the Company’s Common Stock or Grantee is otherwise restricted from trading in the Company’s Common Stock in compliance with Company policies and applicable law, then such Mandatory Exercise Period shall instead be the next quarterly Mandatory Exercise Period.

•

Optional Exercise Options: The Optional Exercise Options may be exercised only on or after the exercise of the corresponding Mandatory Exercise Options for the applicable quarter. If Grantee exercises the Mandatory Exercise Option portion of the Quarterly Tranche, the Optional Exercise Option portion of the Quarterly Tranche shall remain exercisable, at Grantee’s discretion, for a period of one year following the

[1]

Note: For Akshay Naheta and Phillip Lord, 20% of the Options will be Mandatory Exercise Options and 80% of the Options will be Optional Exercise Options. For all other Grantees, 10% of the Options will be Mandatory Exercise Options and 90% of the Options will be Optional Exercise Options.

date on which the corresponding Mandatory Exercise Option was exercised, subject to “Forfeiture” below and compliance with insider trading laws and Company policies (that may be in place or as may be updated from time to time) (the last day of such one-year period is the “Expiration Date”).

•

Termination Treatment; Forfeiture: Unless specifically provided otherwise in this Award Agreement, and notwithstanding anything provided in any employment agreement or other written agreement between Grantee and the Company or any of its Subsidiaries, (i) if Grantee ceases to be Employed due to a termination for Cause, any Options awarded under this Award Agreement (whether exercisable as of the date of Grantee’s termination of Employment or service or not) will be forfeited automatically, (ii) if Grantee ceases to be Employed due to a voluntary termination or resignation by Grantee without Good Reason, (A) any Options awarded under this Award Agreement in respect of which the Mandatory Exercise Period has not yet occurred and which are not yet exercisable will be forfeited automatically and (B) any Options awarded under this Award Agreement in respect of which the Mandatory Exercise Period has occurred and which are exercisable as of the date of Grantee’s termination of Employment or service will remain exercisable for a period of 90 days following the date of Grantee’s termination of Employment or services, (iii) if Grantee ceases to be Employed due to a termination of Employment or services by the Company without Cause, by Grantee for Good Reason, or due to Grantee’s death or disability (as determined by the Committee in its sole discretion), (A) any Options awarded under this Award Agreement in respect of which the Mandatory Exercise Period has not yet occurred and which are not yet exercisable will be forfeited automatically and (B) any Options awarded under this Award Agreement in respect of which the Mandatory Exercise Period has occurred and which are exercisable as of the date of Grantee’s termination of Employment or service will remain exercisable for a period of 12 months following the date of Grantee’s termination of Employment or services, and (iv) if Grantee does not exercise the Mandatory Exercise Option portion of any Quarterly Tranche during the Mandatory Exercise Period, all remaining Options (in respect of the current Quarterly Tranche and any subsequent Quarterly Tranche) will be forfeited automatically (the date of forfeiture pursuant to (i) – (iv), the “Forfeiture Date”).

Notwithstanding the foregoing, any portion of the Options, including the Mandatory Exercise Options and/or the Optional Exercise Options subject to any Quarterly Tranche, may be exercised prior to the applicable quarter in which the Quarterly Tranche would otherwise become exercisable in accordance with the schedule above (“Early Exercise”); provided, that such Early Exercise may not occur prior to the first Mandatory Exercise Period; provided, further, that with respect to any shares of Common Stock so acquired by Grantee on exercise of Optional Exercise Options, from the applicable Early Exercise date until the date on which such Optional Exercise Options would otherwise have become exercisable pursuant to the Quarterly Tranche schedule described above (the “Lock-Up Period”), Grantee shall not (i) lend; offer; pledge; sell; hypothecate; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, the shares of Common Stock so acquired by Grantee or any securities convertible into or exercisable or exchangeable (directly or indirectly) for such shares of Common Stock and/or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares of Common Stock so acquired by Grantee, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities, in cash, or otherwise. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of the Lock-Up Period. Unless specifically provided otherwise in this Award Agreement, and notwithstanding anything provided in any employment agreement or other written agreement between Grantee and the Company or any of its Subsidiaries, if Grantee ceases to be Employed for any reason or no reason, any Shares held by Grantee as a result of Early Exercise shall continue to be held by Grantee, subject to the foregoing restrictions, which shall continue to apply to such Shares until the end of the Lock-Up Period.

By Grantee’s signature and the signature of the representative of the Company below, Grantee and the Company agree that this Award of Options is governed by the terms and conditions of the Plan, except for Section 2.4 of the Plan (notwithstanding it is not granted under the Plan) and this Award Agreement, including the Terms and Conditions of the Stock Option Grant attached hereto as Exhibit A, and all other exhibits, appendices and addenda attached hereto, all of which are made a part of this document. Grantee acknowledges receipt of a copy of the Plan. Grantee has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement, and fully understands all provisions of the Plan and this Award Agreement. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan or this Award Agreement. Grantee further agrees to notify the Company upon any change in Grantee’s residence address indicated below.

GRANTEE	BAKKT HOLDINGS, INC.

Signature	Signature

[●]

Print Name	Print Name

Title

Grantee Residence Address:

EXHIBIT A

BAKKT HOLDINGS, INC.

STOCK OPTION AWARD AGREEMENT

TERMS AND CONDITIONS OF STOCK OPTION GRANT

1. Grant of Options. The Company hereby grants to the individual (“Grantee”) named in the Notice of Stock Option Grant of this Award Agreement (the “Notice of Grant”) an Award of Options, and subject to the terms and conditions of this Award Agreement and the Plan, which is incorporated herein by reference. Although this Award was granted outside the Plan, the Award will be governed in all respects as if issued under the Plan, except with respect to the provisions of Section 2.4 of the Plan, as currently in effect and as may be amended hereafter from time to time, which is incorporated herein by reference. Subject to Section 3.1 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail. Each Option represents the right to purchase, on or prior to the Expiration Date specified in the Notice of Grant, all or part of the number of shares of Company Class A Common Stock (a “Share”) specified in the Notice of Grant at the Option Exercise Price per Share specified in the Notice of Grant on or following the date the Option becomes exercisable in accordance with the terms of this Award Agreement. Unless and until the Option has become exercisable in the manner set forth in Section 2 or 3, Grantee will have no right to exercise any such Option. Once exercisable, the Options shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions of this Award Agreement and of the Plan.

2. Exercise Schedule.

(a) Exercise. Options awarded by this Award Agreement will be exercisable in accordance with the Notice of Grant. Unless specifically provided otherwise in this Award Agreement or other written agreement authorized by the Committee between Grantee and the Company or any Subsidiary of the Company, as applicable, governing the terms of this Award, Options scheduled to become exercisable on a certain date or upon the occurrence of a certain condition will not become exercisable in accordance with any of the provisions of this Award Agreement, unless Grantee will have been continuously Employed from the Date of Grant until such date occurs.

(b) Treatment Upon Termination; Forfeiture.

(i) Forfeiture Upon Termination of Employment for Cause. Unless specifically provided otherwise in this Award Agreement or other written agreement authorized by the Committee between Grantee and the Company or any of its Subsidiaries, as applicable, governing the terms of this Award, if Grantee ceases to be Employed for any or no reason (including any termination or resignation by Grantee), any Options awarded under this Award Agreement will thereupon be forfeited at no cost to the Company and Grantee will have no further rights thereunder.

(ii) Forfeiture Upon Failure to Mandatory Exercise. If Grantee does not exercise the Mandatory Exercise Option portion of any Quarterly Tranche during the Mandatory Exercise Period, all remaining Options (in respect of the current Quarterly Tranche and any subsequent Quarterly Tranche) shall be forfeited.

(iii) Termination of Employment by Executive without Good Reason. Unless specifically provided otherwise in this Award Agreement, if Grantee ceases to be Employed due to Grantee’s voluntary resignation of Employment, (A) any Options awarded under this Award Agreement in respect of which the Mandatory Exercise Period has not yet occurred and which are not yet exercisable will be forfeited automatically and (B) any Options awarded under this Award Agreement in respect of which the Mandatory Exercise Period has occurred and which are exercisable as of the date of Grantee’s termination of Employment or service will remain exercisable for a period of 90 days following the date of Grantee’s termination of Employment or services.

(iv) Termination of Employment without Cause or for Good Reason. Unless specifically provided otherwise in this Award Agreement, if Grantee ceases to be Employed due to a termination of Employment or services by the Company without Cause, by Grantee for Good Reason, or due to Grantee’s death or disability (as determined by the Committee in its sole discretion), (A) any Options awarded under this Award Agreement in respect of which the Mandatory Exercise Period has not yet occurred and which are not yet exercisable will be forfeited automatically and (B) any Options awarded under this Award Agreement in respect of which the Mandatory Exercise Period has occurred and which are exercisable as of the date of Grantee’s termination of Employment or service will remain exercisable for a period of 12 months following the date of Grantee’s termination of Employment or services.

3. Manner of Exercise.

(a) Grantee may exercise any exercisable Options in accordance with the Notice of Grant. Grantee may elect to give written notice to the Company of Grantee’s election to purchase all or any portion of any then-exercisable Options at the time of such notice. This notice shall specify the number of Shares to be purchased. Payment of the Exercise Price for the Option Shares shall be made by Grantee delivering to the Company a properly executed exercise notice or such other documents designated by the Company, or a third party designated by the Company, for exercise, and such payment of the Exercise Price shall be made by Grantee to the Company (i) in the case of any Exercise Price payable in respect of Mandatory Exercise Options, in cash or (ii) in the case of any Exercise Price payable in respect of Optional Exercise Options, (x) in cash or (y) by directing the Company to withhold such number of Shares otherwise issuable in connection with the exercise of the Optional Exercise Option having an aggregate fair market value equal to the Exercise Price. The delivery of Shares representing the Option Shares will be contingent upon the Company’s receipt from Grantee of full payment for the Option Shares, as set forth above and any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Shares to be purchased pursuant to the exercise of Options under the Plan and any subsequent resale of the Shares will be in compliance with applicable laws and regulations.

(b) Notwithstanding any other provision hereof or of the Plan, no portion of the Options shall be exercisable after any applicable Expiration Date or Forfeiture Date.

4. Death of Grantee. Any distribution or delivery to be made to Grantee under this Award Agreement, if Grantee is then deceased, will be made to Grantee’s designated beneficiary, or if no beneficiary survives Grantee, the administrator or executor of Grantee’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

5. Section 409A. It is the intent of this Award Agreement that it and all payments and benefits to U.S. taxpayers hereunder be exempt from the requirements of Section 409A so that none of the Options provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be so exempt or so comply. Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of Treasury Regulations Section 1.409A-2(b)(2). In no event will the Company or any Subsidiary of the Company have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless Grantee (or any other person) for any taxes, penalties and interest that may be imposed, or other costs that may be incurred, as a result of Section 409A.

6. Tax Obligations.

(a) Responsibility for Taxes. Grantee acknowledges that, regardless of any action taken by the Company or, if different, Grantee’s employer or any parent or Subsidiary of the Company to which Grantee is providing services (together, the “Service Recipients”), the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the Options, including, without limitation, (i) all federal, state, and local taxes (including Grantee’s Federal Insurance Contributions Act (FICA) obligations) that are required to be withheld by any Service Recipient or other payment of tax-related items related to the Award Agreement and legally applicable to Grantee, (ii) Grantee’s and, to the extent required by any Service Recipient, the Service Recipient’s fringe benefit tax liability, if any, associated with the grant, vesting, or exercise of the Options or sale of Shares, and (iii) any other Service Recipient taxes the responsibility for which Grantee has, or has agreed to bear, with respect to the Options (or exercise thereof or issuance of Shares thereunder) (collectively, the “Tax Obligations”), is and remains Grantee’s sole responsibility and may exceed the amount actually withheld by the applicable Service Recipient(s). Grantee further acknowledges that no Service Recipient (A) makes any representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Options, including, but not limited to, the grant, vesting or exercise of the Options, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends or other distributions, and (B) makes any commitment to and is under any obligation to structure the terms of the grant or any aspect of the Options to reduce or eliminate Grantee’s liability for Tax Obligations or achieve any particular tax result. Further, if Grantee is subject to Tax Obligations in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Grantee acknowledges that the applicable Service Recipient(s) (or former employer, as applicable) may be required to withhold or account for Withholding Obligations (as defined below) in more than one jurisdiction.

(b) Tax Withholding. Pursuant to such procedures as the Committee may specify from time to time, the applicable Service Recipient(s) will withhold the amount required to be withheld for the payment of Tax Obligations (the “Withholding Obligations”). The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Grantee to satisfy such Withholding Obligations, in whole or in part (without limitation), if permissible by applicable local law, by: (i) paying cash in U.S. dollars, (ii) withholding the amount of such Withholding Obligations from Grantee’s wages or other cash compensation paid to Grantee by the applicable Service Recipient(s), or (iii) such other means as the Committee deems appropriate.

(c) Tax Consequences. Grantee has reviewed with his or her own tax advisers the U.S. federal, state, local and non-U.S. tax consequences of this investment and the transactions contemplated by this Award Agreement. With respect to such matters, Grantee relies solely on such advisers and not on any statements or representations of the Company or any of its agents, written or oral. Grantee understands that Grantee (and not the Company) shall be responsible for Grantee’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Award Agreement.

(d) Company’s Obligation to Deliver Shares. For clarification purposes, in no event will the Company issue Grantee any Shares unless and until arrangements satisfactory to the Committee have been made for the payment of Grantee’s Withholding Obligations. If Grantee fails to make satisfactory arrangements for the payment of such Withholding Obligations hereunder at the time any applicable Options otherwise are scheduled to be exercised pursuant to Section 2 and the Notice of Grant or Grantee’s Withholding Obligations otherwise become due, Grantee permanently will forfeit such Options to which Grantee’s Withholding Obligation relates and any right to receive Shares thereunder and such Options will be returned to the Company at no cost to the Company. Grantee acknowledges and agrees that the Company may permanently refuse to issue or deliver the Shares if such Withholding Obligations are not delivered at the time they are due.

7. Rights as Stockholder. Neither Grantee nor any person claiming under or through Grantee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Grantee (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Grantee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

8. No Guarantee of Continued Service. Grantee acknowledges and agrees that the exercisability of Options pursuant to the exercise schedule hereof is earned only by continuing Employment through the applicable exercise dates, which unless provided otherwise under applicable law, is at the will of the Company and not through the act of being hired, being granted this Option award, or acquiring Shares hereunder. Grantee further acknowledges and agrees that this Award Agreement, the transactions contemplated hereunder, and the exercise schedule set forth herein do not constitute an express or implied promise of continued engagement as a service provider for any period, or at all, and shall not interfere in any way with Grantee’s right or the right of any Service Recipient to terminate Grantee’s Employment, subject to applicable law, which termination, unless provided otherwise under applicable law or written agreement between Grantee and the Service Recipient, may be at any time, with or without cause.

9. Grant is Not Transferable. Except to the limited extent provided in Section 4, this Award and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Award and the rights and privileges conferred hereby immediately will become null and void.

10. Nature of Grant. In accepting this Award of Options, Grantee acknowledges, understands and agrees that:

(a) the grant of the Options is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted in the past;

(b) all decisions with respect to future Options or other grants, if any, will be at the sole discretion of the Administrator;

(c) Grantee is voluntarily accepting this Award Agreement;

(d) the Options and the Shares subject to the Options are not intended to replace any pension rights or compensation;

(e) the Options and the Shares subject to the Options, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(f) the future value of the Shares underlying the Options is unknown, indeterminable, and cannot be predicted with certainty;

(g) for purposes of the Options, Grantee’s Employment status will be considered terminated as of the date Grantee is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Grantee is Employed or the terms of Grantee’s employment or service agreement, if any), and unless otherwise expressly provided in this Award Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Committee, Grantee’s right to exercise the Options, if any, will terminate as of such date and will not be extended by any notice period (e.g., Grantee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Grantee is Employed or the terms of Grantee’s employment or service agreement, if any, unless Grantee is providing bona fide services during such time); the Committee shall have the exclusive discretion to determine when Grantee is no longer actively providing services for purposes of this Award of Options (including whether Grantee may still be considered to be providing services while on a leave of absence and consistent with local law);

(h) unless otherwise provided in the Plan or by the Committee in its discretion, the Options and the benefits evidenced by this Award Agreement do not create any entitlement to have the Options or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(i) the following provisions apply only if Grantee is providing services outside the United States:

(i) the Options and the Shares subject to the Options are not part of normal or expected compensation or salary for any purpose;

(ii) Grantee acknowledges and agrees that no Service Recipient shall be liable for any foreign exchange rate fluctuation between Grantee’s local currency and the United States Dollar that may affect the value of the Options or the subsequent sale of any Shares acquired upon exercise; and

(iii) no claim or entitlement to compensation or damages shall arise from forfeiture of the Options resulting from the termination of Grantee’s Employment (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Grantee is Employed or the terms of Grantee’s employment or service agreement, if any), and in consideration of the grant of the Options to which Grantee is otherwise not entitled, Grantee irrevocably agrees never to institute any claim against any Service Recipient, waives his or her ability, if any, to bring any such claim, and releases each Service Recipient from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by accepting this Award Agreement, Grantee shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.

11. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Grantee’s acquisition or sale of the Shares underlying the Options. Grantee is hereby advised to consult with his own personal tax, legal and financial advisers regarding this Award Agreement before taking any action related to the Award.

12. Data Privacy. Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Grantee’s personal data as described in this Award Agreement and any other Option grant materials by and among, as applicable, the Service Recipients for the exclusive purpose of implementing, administering and managing Grantee’s acceptance of this Award Agreement.

Grantee understands that the Company and the Service Recipient may hold certain personal information about Grantee, including, but not limited to, Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Grantee’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Award Agreement.

Grantee understands that Data may be transferred to a stock plan service provider, as may be selected by the Company in the future, assisting the Company with the implementation, administration and management of the Award Agreement. Grantee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Grantee’s country. Grantee understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Grantee authorizes the Company, any stock plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Award Agreement to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Award Agreement. Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Award Agreement. Grantee understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Grantee understands that he or she is providing the consents herein on a purely voluntary basis. If Grantee does not consent, or if Grantee later seeks to revoke his or her consent, his or her Employment status and career with the Service Recipient will not be adversely affected. The only adverse consequence of refusing or withdrawing Grantee’s consent is that the Company would not be able to grant Grantee Options or other equity awards or administer or maintain such awards. Therefore, Grantee understands that refusing or withdrawing his or her consent may affect Grantee’s ability to benefit from this Award Agreement. For more information on the consequences of Grantee’s refusal to consent or withdrawal of consent, Grantee understands that he or she may contact his or her local human resources representative.

13.Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Bakkt Holdings, Inc., 10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia 30009, or at such other address as the Company may hereafter designate in writing.

14. Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Award Agreement shall be binding upon Grantee and Grantee’s heirs, executors, administrators, successors and assigns. The rights and obligations of Grantee under this Award Agreement may be assigned only with the prior written consent of the Company.

15. Additional Conditions to Issuance of Stock. This Award Agreement and the Options granted hereunder are subject to approval of the Options by the shareholders of the Company, and if such shareholder approval is not obtained, this Award Agreement and the Options granted hereunder shall be null and void. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or non-U.S. law, the tax code and related regulations or under the rulings or regulations of the U.S. Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the U.S. Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Grantee (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Subject to the terms of the Award Agreement and the Plan, the Company will not be required to issue any certificate or certificates for (or make any entry on the books of the Company or of a duly authorized transfer agent of the Company of) the Shares hereunder prior to the lapse of such reasonable period of time following the date of exercise of the Options as the Committee may establish from time to time for reasons of administrative convenience.

16. Language. If Grantee has received this Award Agreement or any other document related to the Award translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

17. Interpretation. The Committee will have the power to interpret this Award Agreement and to adopt such rules for the administration, interpretation and application of the Award Agreement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Options have become exercisable). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon Grantee, the Company and all other interested persons. Neither the Committee nor any person acting on behalf of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to this Award Agreement.

18. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Options awarded under this Award Agreement by electronic means or require Grantee to participate in the Award Agreement by electronic means. Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Award Agreement through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

19. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

20. Country Addendum. Notwithstanding any provisions in this Award Agreement, the Option grant shall be subject to any special terms and conditions set forth in an appendix (if any) to this Award Agreement for any country whose laws are applicable to Grantee and this Award of Options (as determined by the Committee in its sole discretion) (the “Country Addendum”). Moreover, if Grantee relocates to one of the countries included in the Country Addendum (if any), the special terms and conditions for such country will apply to Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum (if any) constitutes a part of this Award Agreement.

21. Modifications to the Award Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Grantee expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Grantee, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with this Award of Options.

22. No Waiver. Either party’s failure to enforce any provision or provisions of this Award Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Award Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

23. Governing Law; Severability. This Award Agreement and the Options are governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Award Agreement shall continue in full force and effect.

24. Entire Agreement. The terms and conditions of the Plan are incorporated herein by reference (notwithstanding the Award Agreement is not granted under the Plan). The terms and conditions of the Plan and this Award Agreement (including the exhibits, appendices, and addenda attached to the Notice of Grant) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof, and may not be modified adversely to Grantee’s interest except by means of a writing signed by the Company and Grantee.

* * *

BAKKT HOLDINGS, INC.

STOCK OPTION AWARD AGREEMENT

COUNTRY ADDENDUM

TERMS AND CONDITIONS

This Country Addendum includes additional terms and conditions that govern the Award of Options granted to Grantee under the Plan if Grantee works or resides outside the U.S.. If Grantee is a citizen or resident of a country (or is considered as such for local law purposes) other than the one in which he or she is currently working or if Grantee relocates to another country after receiving the Award of Options, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to Grantee.

Certain capitalized terms used but not defined in this Country Addendum shall have the meanings set forth in the Plan, and/or the Award Agreement to which this Country Addendum is attached.

NOTIFICATIONS

This Country Addendum also includes notifications relating to exchange control and other issues of which Grantee should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the countries listed in this Country Addendum, as of March 2025 (except as otherwise noted below). Such laws are often complex and change frequently. As a result, the Company strongly recommends that Grantee not rely on the notifications herein as the only source of information relating to the consequences of his or her participation in the Plan because the information may be outdated when Grantee exercises the Options and acquires Shares, or when Grantee subsequently sells Shares acquired under the Plan.

In addition, the notifications are general in nature and may not apply to Grantee’s particular situation, and the Company is not in a position to assure Grantee of any particular result. Accordingly, Grantee is advised to seek appropriate professional advice as to how the relevant laws in Grantee’s country may apply to Grantee’s situation.

Finally, if Grantee is a citizen or resident of a country other than the one in which Grantee is currently working (or is considered as such for local law purposes) or if Grantee moves to another country after receiving the Award of Options, the information contained herein may not be applicable to Grantee.

I.	GLOBAL PROVISIONS APPLICABLE TO GRANTEES IN ALL COUNTRIES OTHER THAN THE UNITED STATES

1. Foreign Exchange Considerations. Grantee understands and agrees that neither the Company, the Employer nor any Parent, Subsidiary, or other Service Recipient shall be liable for any foreign exchange rate fluctuation between Grantee’s local currency and the U.S. dollar that may affect the value of the Options granted to Grantee, or of any amounts due to Grantee in connection with the Options or as a result of the subsequent sale of any Shares acquired upon exercise of the Options. Grantee agrees and acknowledges that Grantee will bear any and all risk associated with the exchange or fluctuation of currency associated with Grantee’s participation in the Plan. Grantee acknowledges and agrees that Grantee may be responsible for reporting inbound transactions or fund transfers that exceed a certain amount. Grantee is advised to seek appropriate professional advice as to how the applicable exchange control regulations apply to the Options and Grantee’s specific situation and understands that the relevant laws and regulations can change frequently and occasionally on a retroactive basis.

2. Additional Acknowledgements. This section supplements Section 11(i) of Exhibit A of this Award Agreement: By accepting the Options, Grantee acknowledges, understands and agrees that:

(a) the Options and the income and value of same, are an extraordinary item which is outside the scope of Grantee’s employment or service contract, if any; and

(b) in the event Grantee is not an employee of the Company or any Parent, Subsidiary, Grantee understands and agrees that neither the offer to participate in the Plan, nor Grantee’s participation in the Plan, will be interpreted to form an employment or service contract or relationship with the Company or any Parent, Subsidiary, and furthermore, nothing in the Plan, this Award Agreement nor Grantee’s participation in the Plan will be interpreted to form an employment or service contract with the Company or any Parent or Subsidiary.

3. Insider Trading Restrictions/Market Abuse Laws. Grantee acknowledges that, if and when the Shares are publicly listed on any stock exchange, depending on Grantee’s country, Grantee may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect Grantee’s ability to directly or indirectly, accept, acquire, sell or attempt to sell or otherwise dispose of Shares or rights to the Shares, or rights linked to the value of Shares during such times as Grantee is considered to have “inside information” regarding the Company (as defined by the laws and/or regulations in applicable jurisdictions or Grantee’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders placed by Grantee before possessing the inside information. Furthermore, Grantee may be prohibited from (i) disclosing inside information to any third party, including fellow employees and service providers (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Grantee acknowledges that it is Grantee’s responsibility to comply with any applicable restrictions, and Grantee are advised to speak to Grantee’s personal advisor on this matter.

4. Foreign Asset/Account Reporting Requirements. Grantee acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect Grantee’s ability to hold Shares acquired under the Plan or cash received from participating in the Plan in a brokerage account outside Grantee’s country. Grantee may also be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to Grantee’s country through a designated bank or broker within a certain time after receipt. It is Grantee’s responsibility to be compliant with such regulations and Grantee should speak with Grantee’s personal advisor on this matter.

5. Tax Withholding Considerations. This provision supplements Section 7 of this Award Agreement: Tax Obligations shall include any or all income tax, social security, social insurances, national insurance contributions, social insurance contributions, payroll tax, fringe benefit, or other tax-related items related to Grantee’s participation in the Plan and legally applicable to Grantee including, without limitation, in connection with the grant of the Options, the acquisition or sale of Shares acquired under the Options and/or the receipt of any dividends on such Shares.

II.	COUNTRY SPECIFIC PROVISIONS APPLICABLE TO GRANTEES IN THE IDENTIFIED COUNTRIES

United Arab Emirates

Securities Notification. The Options are being offered only to select Employees and Consultants of the Company and its Subsidiaries or Parents or the Employer. Any documents related to the Options, including the Plan, the Award Agreement, Notice of Grant, and any other grant documents (“Grant Documents”), are intended for distribution only to such Grantees and must not be delivered to, or relied on by, any other person. The information contained in these Grant Documents does not constitute an offer of securities registered under the laws of the United Arab Emirates (“UAE”) relating to funds, investments or otherwise. These Grant Documents (a) do not constitute a public offer, or an advertisement or solicitation to the general public; and (b) are intended only for the original recipients hereof to whom these documents are personally provided and may not be reproduced or used for any other purpose. The Plan is not offered or intended to be sold directly or indirectly to the public in the UAE.

The UAE securities or financial/economic authorities have no responsibility for reviewing or verifying any Grant Documents and have not approved the Grant Documents nor taken steps to verify the information set out in them, and thus, are not responsible for their content.

Grantee is aware that Grantee should, as a prospective stockholder, conduct his or her own due diligence on the securities. Grantee acknowledges that if he or she does not understand the contents of the Grant Documents, Grantee should consult an authorized financial advisor.

BAKKT HOLDINGS, INC.

10000 AVALON BOULEVARD, SUITE 1000

ALPHARETTA, GEORGIA 30009

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/BKKT2025SM2

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V76867-TBD        KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BAKKT HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

1.	To approve the Options Proposal.	☐	☐	☐

2.	To approve the Adjournment Proposal.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,

administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement is available at www.proxyvote.com.

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V76868-TBD

BAKKT HOLDINGS, INC.

SPECIAL MEETING OF STOCKHOLDERS

[   ] 2025 [   ] EASTERN TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Akshay Naheta, Marc D’Annunzio and Karen Alexander, or any of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) any of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock or Class V Common Stock of BAKKT HOLDINGS, INC. that the stockholder(s) are entitled to vote at the Special Meeting of Stockholders to be held virtually via a live webcast at www.virtualshareholdermeeting.com/BKKT2025SM2 on [   ] 2025 at [   ] Eastern Time, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side